Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the heading “Experts” in the Amendment No. 1 to Form S-4 Registration Statement of Middlefield Banc Corp. and the incorporation of our report dated March 9, 2016, relating to the consolidated financial statements of Middlefield Banc Corp. for the years ended December 31, 2015 and 2014.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

November 18, 2016